UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 18, 2016

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2016, Tonix Pharmaceuticals Holding Corp. (the “Company”) received a letter from the Staff of the Listing Qualifications Department (the “Staff”) of NASDAQ indicating that for the last 30 consecutive business days, the closing bid price of the Company’s common stock has been below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ, as set forth in Listing Rule 5450(a)(1) (the “Rule”). The notification has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market and the common stock will continue to trade under the symbol “TNXP”.

In accordance with Listing Rule 5810(c)(3)(A), the Company has been granted 180 calendar days, or until April 17, 2017, to regain compliance with the Rule (the “Compliance Period”). To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Compliance Period.

In the event the Company does not regain compliance by April 17, 2017, the Company may be eligible for an additional 180 calendar days’ grace period if it elects to transfer the listing of its common stock to the NASDAQ Capital Market.

If the Company does not regain compliance with the Rule by April 17, 2017, NASDAQ will provide written notification to the Company that its common stock may be delisted. However, the Company may be entitled to an additional 180-day grace period to regain compliance. To qualify, the Company would be required to (1) satisfy the applicable market value of publicly held shares requirement for continued listing and the other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the minimum bid price requirement, and (2) provide written notice to NASDAQ of its intention to cure the minimum bid price deficiency during the second grace period, including by effecting a reverse stock split, if necessary. In addition, it must appear to NASDAQ that it is possible for the Company to cure the deficiency. If the Company fails to qualify for the second grace period or fails to regain compliance during the second grace period, the Company’s common stock will be subject to delisting by NASDAQ. At that time, the Company may appeal the delisting determination to an independent Hearings Panel authorized by the NASDAQ Board of Directors.

The Company intends to monitor the bid price for its common stock during the Compliance Period, and if the common stock continues to trade below the minimum bid price required for continued listing, the Company’s board of directors will consider its options to resolve the deficiency and regain compliance with NASDAQ’s continued listing requirements. However, there is no assurance that the Company will be eligible for an additional grace period or that its common stock will not be delisted.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 21, 2016	By: /s/ BRADLEY SAENGER
Bradley Saenger
Chief Financial Officer